As filed with the Securities and Exchange Commission on March 25, 2022.

Registration No. 333-254291

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACCOLADE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	7389	01-0969591
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1201 Third Avenue, Suite 1700

Seattle, WA 98101

206-926-8100

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Rajeev Singh

Chief Executive Officer

Accolade, Inc.

1201 Third Avenue, Suite 1700

Seattle, WA 98101

206-926-8100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard Eskew

General Counsel

660 West Germantown Pike, Suite 500

Plymouth Meeting, PA 19462

(610) 834-2989

John W. Robertson

Alan D. Hambelton

Cooley LLP

1700 Seventh Avenue, Suite 1900

Seattle, WA 98101

(206) 452-8800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

REMOVAL OF SECURITIES FROM REGISTRATION

We previously registered for resale, under a Registration Statement on Form S-1, as amended (Registration No. 333-254291), 2,495,441 shares of our Common Stock (the “Shares”) to be offered by the selling stockholders named in the Registration Statement. By filing this Post-Effective Amendment No. 2 to the Registration Statement, we hereby remove from registration all of the Shares that remain unsold under the Registration Statement as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the removal from registration of such Shares.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on March 25, 2022.

ACCOLADE, INC.

By:	/s/ Rajeev Singh
Rajeev Singh
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rajeev Singh	Chief Executive Officer and Director (Principal	March 25, 2022
Rajeev Singh	Executive Officer)

/s/ Stephen Barnes	Chief Financial Officer (Principal Financial and	March 25, 2022
Stephen Barnes	Accounting Officer)

Director
Elizabeth Nabel, M.D.

Director
Jeff Brodsky

*	Director	March 25, 2022
Jeffrey Jordan

*	Director	March 25, 2022
Cindy Kent

*	Director	March 25, 2022
Peter Klein

*	Director	March 25, 2022
Dawn Lepore

*	Director	March 25, 2022
Thomas Neff

*	Director	March 25, 2022
Patricia Wadors

* By: /s/ RAJEEV SINGH
Rajeev Singh
Attorney-in-fact